Exhibit 24

                       Information Regarding Joint Filers

Designated Filer of Form 3/A: Perceptive Advisors LLC

Date of Earliest Transaction Required to be Reported: 12/02/2016

Issuer Name and Ticker Symbol: Amicus Therapeutics, Inc. [FOLD]

Names: Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman

Address:         Perceptive Advisors LLC
                 51 Astor Place, 10th Floor
                 New York, NY 10003


Signatures:

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman are jointly filing the attached Statement of Beneficial Ownership of Securities on Form 3 with Perceptive Advisors LLC with respect to the beneficial ownership of securities of Amicus Therapeutics, Inc.



Perceptive Life Sciences Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager


By:  /s/ Joseph Edelman
     -------------------------------------------------
     Joseph Edelman, managing member

JOSEPH EDELMAN

     /s/ Joseph Edelman
     --------------------------------------------------
By:  Joseph Edelman